UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a - 101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a - 12

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Explanatory Note

This additional preliminary proxy statement on Schedule 14A (the “Additional Proxy Material”) is being filed for purposes of adding two additional proposals, Proposal No. 7 and Proposal No. 8, to the matters to be voted on at the 2025 Annual Meeting of Stockholders of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”), scheduled to be held virtually on May 9, 2025 at 12 pm ET at www.virtualshareholdermeeting.com/SHPH2025. These additional proposals in no way invalidate the proxy statement previously mailed to all stockholders.

Therefore, this Additional Proxy Material is being filed herewith to add in Proposal No. 7, approval of an issuance in excess of 20% of the Company’s outstanding common stock at a price less than the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d), to allow the Company to seek additional funding at a 10% to market, which discount will be adjusted and determined based on market conditions at the time of the offering; and Proposal No. 8, approval of the issuance of in excess of 20% of the Company’s outstanding common stock at a price less than the “Minimum Price” pursuant to a planned $5.0 million to $10.0 million securities offering in accordance with an equity line of credit agreement. Both of these proposals concern planned offerings that the Company is intending to pursue and such proposals are further described in this Additional Proxy Material.

The Additional Proxy Material contained herein is being distributed to the Company’s stockholders separately from the Proxy Statement that was mailed to stockholders beginning April 21, 2025. As our Annual Meeting is scheduled for May 9, 2025, we encourage you to follow the instructions on your proxy cards and vote by telephone or online to ensure your vote is timely received. Your vote is important to us and we encourage you to cast your vote on all matters described in the Proxy Statement and this Additional Proxy Material. We are thankful to our stockholders and encourage everyone to vote on these additional matters in order to ensure the Company is able to effectively raise capital to support our ongoing Phase 2 clinical trials.

Sincerely,

/s/ Anatoly Dritschilo

Anatoly Dritschilo, M.D.
Chairman of the Board of Directors

SHUTTLE PHARMACEUTICALS HOLdIngS, InC.

Additional proxy Statement

for the 2025 annual meeting of stoCkholders

To be held May 9, 2025

This additional proxy material, dated April 21, 2025 (the “Supplement”), supplements and is in addition to the definitive proxy statement (the “Proxy Statement”) of the Board of Directors of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (“SEC”) on April 21, 2025 related to the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held virtually on May 9, 2025 at 12 p.m. ET at www.virtualshareholdermeeting.com/SHPH2025.

The purpose of this Supplement is to seek stockholder approval for the Company to obtain financing through the sale of common stock, or preferred stock convertible into common stock, in excess of 20% of the Company’s outstanding common stock at a price lower than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d). We are seeking approval for two proposal that will result in sales of common stock in excess of 20%: (1) the sale of preferred stock that will convert into common stock at a floating 10% discount to market and (2) sale of our common stock pursuant to an equity line of credit (“ELOC”), which stock will be sold at a 10% discount to market. Thus, in order to comply with Nasdaq listing rules, assuming we have a quorum of stockholders at our Annual Meeting, we will need the approval of a plurality of stockholders voting at our Annual Meeting in order to obtain approval on each of these matters in order to allow for the issuance of 20% or more of our common stock (or preferred stock convertible into common stock) at a price below the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d).

The Company is hereby seeking stockholder approval to the following additional item of business:

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION

Proposal No. 7: To approve, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the Company’s issued and outstanding common stock (or preferred stock convertible into common stock) at a price lower than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d).	FOR

Proposal No. 8: To approve, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a planned equity line of credit agreement a price lower than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)	FOR

PROXY VOTING

Internet	Meeting	Phone	Mail
Visit the web site listed on your proxy card	Vote at the Annual Meeting online at www.virtualshareholdermeeting.com/SHPH2025	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope

PROPOSAL NO. 7: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK UPON THE OFFERING, SALE AND SUBSEQUENT CONVERSION OF CONVERTIBLE PREFERED STOCK OR COMMON STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D).

The Board of Directors recommends that you vote FOR the issuance of more than 20% of our common stock upon issuance of our common stock, through the sale of preferred stock convertible into common stock at a 10% discount to market prices, in a private placement in compliance with Nasdaq Listing Rule 5635(d). We are seeking to raise approximately $6.0 million through the issuance of convertible preferred stock, at a market price below the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d). We will be required to complete such an offering in the near future to raise funds to support our ongoing Phase 2 clinical trial for Ropidoxuridine and will need stockholder approval to issue stock in excess of 20% at a price below the “Minimum Price.” While we have not yet commenced such offering, we are seeking stockholder approval in advance so that we can obtain the required stockholder vote at our upcoming 2025 Annual Meeting of Stockholders. If so approved, we believe we will be able to more quickly complete the proposed offering and obtain the capital necessary to fund our business and maintain our listing on the Nasdaq Capital Market.

Proposal No. 7 The approval of the issuance of in excess of 20% of our common stock upon the conversion of convertible preferred stock at a price less than the “Minimum Price,” in compliance with Nasdaq Listing Rule 5635(d).

What am I voting on and how should I vote?

You are being asked to approve the issuance of in excess of 20% of our common stock, which may be issuable upon completion of a convertible preferred stock offering in which shares of common stock would be deemed sold at a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). While we have not yet commenced such stock offering, we anticipate, in light of current market conditions, that we will need to sell our stock at a floating 10% discount to market prices. In the event we do not receive stockholder approval at our 2025 Annual Meeting Stockholders for this Proposal No. 7, we will be limited to selling such stock with a 19.99% issuance cap or conversion cap (the “Conversion Cap”), as we are not permitted under Nasdaq rules to issue more than 20% of the then outstanding common stock at a price below the “Minimum Bid Price,” as defined in Nasdaq Listing Rule 5635(d). In order to avoid any delay in completing our next offering, and in order to avoid placing a Conversion Cap on the offering, we are seeking stockholder approval in advance. The proposed terms of such offering, which may be adjusted prior to closing, are detailed below.

The Board of Directors believes voting For this Proposal No. 7 is in the best interests of the Company as it will allow the Company to quickly raise additional capital through an offering of our common stock or preferred stock convertible into common stock, and thus provide us with the necessary capital to support our ongoing Phase 2 clinical trial of Ropidoxuridine.

The Board of Directors therefore recommends you vote “FOR” the approval of the issuance in excess of 20% of the Company’s common stock, whether issued through a common stock offering or a convertible preferred stock offering. The anticipated details of such offering are described in more detail below.

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We are seeking stockholder approval for the issuance of in excess of 20% of the Company’s common stock either the sale and issuance of common stock at a price less than the “Minimum Price” or upon sale and subsequent conversion of convertible preferred stock. The Company requires such approval in order to ensure that we will be able to successfully obtain funding through a private placement of our securities in light of current market conditions.

Description of Anticipated Offering

We are presently intending to offer $6.0 million of convertible preferred stock, which stock will convert into common stock at a 10% floating discount to market, with the exact conversion price to be determined immediately prior to each conversion and thus, the final conversion price will vary based on market prices but in no event be greater than an 80% discount to the “Minimum Price,” as set forth in the securities purchase agreement (“Purchase Agreement”).

Purchase Agreement

The anticipated $6.0 million convertible preferred stock offering will be conducted pursuant to a Purchase Agreement and will convert at a 10% discount to market (pursuant to the terms of the Purchase Agreement), with the discount to be capped at an 80% discount to the “Minimum Price” at the time of the offering. The Purchase Agreement will contain standard anti-dilution provisions, and the preferred stock will bear no dividends, be subject to registration rights for the underlying common stock, with such registration to be completed within a designated period following closing. The Purchase Agreement will also contain certain representations and warranties, covenants and indemnities customary for similar transactions. The Company will agree to reserve a minimum of two times the number of conversion shares issuable at all times, inclusive of the pre- or post-split number or shares issuable.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

VOTE REQUIRED

Approval of this Proposal No. 7 requires the affirmative vote of the majority of the votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal No. 7.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D) IN CONNECTION WITH THE COMPANY’S PROPOSED OFFERING OF COMMON STOCK OR PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK IN EXCESS OF 20% OF OUR COMMON STOCK PRESENTLY OUTSTANDING (OR OUTSTANDING AT THE TIME SUCH OFFERING OCCURS).

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PROPOSAL NO. 8: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK UPON THE ISSUANCE OF COMMON STOCK UNDER A PLANNED EQUITY LINE OF CREDIT AGREEMENT IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D).

The Board of Directors recommends that you vote FOR the issuance of more than 20% of our common stock upon issuance of our common stock in accordance with a planned $5.0 million to $10.00 million equity line of credit agreement (“ELOC”) in compliance with Nasdaq Listing Rule 5635(d). Under the ELOC, the Company will be able to sell common stock to the ELOC investor, upon the occurrence of certain market condition set forth in the ELOC agreement, purchaser at a 10% discount to market. We will be required to complete such an offering in the near future to raise funds to support our ongoing Phase 2 clinical trial for Ropidoxuridine and will need stockholder approval to issue stock in excess of 20% at a price below the “Minimum Price.” While we have not yet entered into the ELOC Agreement, we are seeking stockholder approval in advance so that we can obtain the required stockholder consent at our upcoming 2025 Annual Meeting of Stockholders. If so approved, we believe having an ELOC fully available to us (without a 19.99% common stock issuance cap) will allow us to have more flexibility to raise funds, and thus be able to obtain the capital necessary to fund our ongoing Phase 2 clinical trial of Ropidoxuridine, meet our general business expenses, and maintain our listing on the Nasdaq Capital Market.

Proposal No. 8: The approval of the issuance of in excess of 20% of our common stock upon the sale of common stock under a planned Equity Line of Credit Agreement at a price less than the “Minimum Price,” in compliance with Nasdaq Listing Rule 5635(d).

What am I voting on and how should I vote?

You are being asked to approve the issuance of in excess of 20% of our common stock, which may be issuable upon entry into a planned $5.0 million to $10.0 million ELOC Agreement, pursuant to which we would sell our common stock at a 10% discount to market or a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). While we have not yet entered into an ELOC Agreement, we are seeking stockholder approval in advance so that we can ensure the Company has adequate funding options available to it in light of current market condition. In the event we do not receive stockholder approval at our 2025 Annual Meeting Stockholders for this Proposal No. 8, we will be limited to selling such stock with a 19.99% issuance cap or conversion cap (the “Conversion Cap”) under any ELOC, as we are not permitted under Nasdaq rules to issue more than 20% of the then outstanding common stock at a price below the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d). In order to avoid any delay in completing our next offering, and in order to avoid placing a Conversion Cap on any future ELOC offering, we are seeking stockholder approval in advance. The proposed terms of such offering, which may be adjusted prior to closing, are detailed below.

The Board of Directors believes voting For this Proposal No. 8 is in the best interests of the Company as it will assist the Company to quickly raise additional capital through an offering of our sale of common stock through the planned ELOC Agreement, and thus provide us with the necessary capital to support our ongoing Phase 2 clinical trial of Ropidoxuridine.

The Board of Directors therefore recommends you vote “FOR” the approval of the issuance in excess of 20% of the Company’s common stock under the planned ELOC Agreement. The anticipated details of such offering are described in more detail below.

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General Information About the ELOC

The Company intends to enter into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), providing for a committed equity financing facility, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, the Investor will agree to be committed to purchase, at the Company’s direction in its sole discretion, up to a certain amount of shares of our Common Stock or other securities of the Company (the “Purchase Securities”), subject to certain limitations set forth in the Purchase Agreement, from time to time during the term thereof (the “Committed Equity Financing”). However, no assurance at this time can be given that the Company and the Investor will enter into a definitive agreement for a Committed Equity Financing.

Concurrently with the execution of the Purchase Agreement, the Company may enter into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the SEC one or more registration statements, to register under the Securities Act of 1933, as amended, the offer and resale by the Investor of all of the Purchase Securities that may be issued and sold by the Company to the Investor from time to time under the Purchase Agreement.

Additionally, as consideration for the Investor’s irrevocable commitment to purchase shares of Common Stock or other securities of the Company upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we may also issue to the Investor a percentage (between 1% and 3%) of the total ELOC amount payable in either cash, shares of Common Stock or other securities of the Company. We have not determined the particular terms for such prospective Committed Equity Financing and the Company may issue shares of Common Stock, other securities of the Company, and/or any combination thereof pursuant to the Purchase Agreement in connection with a Committed Equity Financing. Because we may take actions and seek additional capital that triggers the requirements of Nasdaq Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

The proposed Committed Equity Financing will occur, if at all, approximately three (3) months after the date of the Special Meeting, unless a shorter time is required by Nasdaq.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” The “Minimum Price” is defined as a price equal to the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We would not issue or sell any shares of Common Stock or other securities of the Company, and the Investor would not purchase or acquire any such shares of Common Stock or other Company securities pursuant to the Purchase Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed an amount of shares of Common Stock representing 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the number of shares which may be issued without violating the applicable Nasdaq rules, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock in excess of the Exchange Cap in accordance with the applicable Nasdaq rules. The Company anticipates that the issuance of all shares of Common Stock or other Company securities in connection with the ELOC would require stockholder approval.

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Purpose of the ELOC

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 23, 2024, the Company received a letter from the Nasdaq Listing Qualifications staff of Nasdaq (the “Staff”) on August 21, 2024 stating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company reported stockholders’ equity of $1,703,798 in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and, as a result, it was not in compliance with the Stockholders’ Equity Requirement. As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on October 18, 2024, the Staff notified the Company on October 16, 2024 that it would delist the Common Stock from the Nasdaq Capital Market, and in response, the Company timely requested an appeal of such notice to a Nasdaq hearing panel (the “Panel”). The Nasdaq hearing date has been set for December 12, 2024. While the appeal process is pending, the suspension of trading of the Common Stock on the Nasdaq Capital Market will be stayed until the hearing process concludes and the Panel issues a decision. The Company is diligently working to regain compliance with the Stockholders’ Equity Requirement, and the Company intends to effect the contemplated Committed Equity Financing in order to assist it with regaining compliance with such requirement. However, no assurance at this time can be given that the Company and the Investor will enter into a definitive agreement. We will use the proceeds, if any, from the proposed Committed Equity Financing to implement our business strategy, to enhance our overall capitalization, and for working capital.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market based on any failure to comply with the Stockholders’ Equity Requirement. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets and the Pink Sheets, on which our Common Stock may be quoted are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the proposed Committed Equity Financing will be an effective means to assist the Company with regaining compliance with the Stockholders’ Equity Requirement.

What is the Effect on Current Stockholders if Proposal No. 8 is Approved?

If our stockholders approve this proposal, we will be able to eliminate the Exchange Cap in the proposed Purchase Agreement and therefore have the option to issue the maximum number of shares of Common Stock or other securities of the Company issuable under the Purchase Agreement which would potentially exceed 19.99% of our issued and outstanding shares of common stock as of the date we execute the Purchase Agreement. This will allow the Company flexibility in accessing the ELOC to raise capital as we continue to pursue our clinical trial activities and fund our business.

If stockholders approve Proposal No. 8, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders will be significantly diluted should we choose to require the ELOC investor to purchase those shares pursuant to the Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders may represent a smaller percentage of our total outstanding shares of our common stock after any issuance made under the proposed ELOC Agreement. The issuance of shares of common stock or other securities of the Company in connection with the ELOC could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, election of members to the Board or an extraordinary corporate transaction opposed by the Company.

What is the Effect on Current Stockholders if the Proposal No. 8 is NOT approved?

If our stockholders do not approve this Proposal No. 8, we would be limited in the amount of money we can draw down on the proposed ELOC as we would be subject to a 19.99% Exchange Cap, which would thus limit the amount of funds we would be able to access through the ELOC.

Vote Required and Recommendation of the Board

Our bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of common sock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by the holders of shares of common stock present and entitled to vote on the matter will be required to approve the issuance of 20% or more of our shares of Common Stock in connection with the proposed ELOC.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 8 has been approved. Since broker non-votes are not entitled to vote on Proposal No. 8, broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether Proposal No. 8 has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF 20% OR MORE OF OUR SHARES OF COMMON STOCK IN CONNECTION WITH THE ELOC AGREEMET AT A PRICE LESS THAN THE “MINIMUM PRICE” IN COMPLAINCE WITH NASDAQ LISTING RULE5635(d).

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Questions and Answers

Questions and Answers About the Meeting

Why am I receiving these ADDITIONAL PROXY materials?

You are receiving these additional proxy materials because you were a stockholder of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of March 13, 2025, which is the Record Date of our 2025 Annual Meeting of Stockholders. Our original proxy statement was mailed to you on or about April 21, 2025. We are now mailing you this additional material to seek your vote on Proposal No. 7 and Proposal No. 8, in addition to Proposals No. 1 through No. 6 mailed to you previously. Our 2025 Annual Meeting of Stockholders will be held virtually on Friday, May 9, 2025 at www.virtualshareholdermeeting.com/SHPH2025.

Please review these additional proxy statemeNt ALONG with the original proxy stamenet mailed out to all stocholders on or about april 21, 2025. AND VOTE THIS proxy card, which includes all matters to be voted on.

How do I vote and what are the voting deadlines?

Stockholders of Record (shares registered in your name):

VIA THE INTERNET	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EST on May 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE	VOTE BY PHONE - 1 - 800 - 690 - 6903 - Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EST on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

AT THE VIRTUAL MEETING	Attend the virtual meeting by going to www.virtualshareholdermeeting.com/SHPH2025 and logging in using the information contained on your proxy card.

DEADLINE	In order for your vote to count, you must vote by May 8, 2025 at 11:59 P.M. EST. After that, the only way to cast your vote will be by attending the meeting on May 9, 2025 at 12 pm EST.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY, WHETHER ONLINE, BY TELEPHONE OR MAIL. WE URGE YOU TO VOTE YOUR SHARES NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Anatoly Dritschilo
Name: Anatoly Dritschilo, M.D.
Title: Chairman of the Board of Directors

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SHUTTLE PHARMACEUTICALS

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
401 PROFESSIONAL DRVE, SUITE 260
GAITHERSBURG, MD 20879

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Anatoly Dritschilo 02 Steven Richards 03 George Scorsis 04 Oleh Nabyt 05 Joseph Tung

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 through 8.

	For	Against	Abstain
2. Ratify appointment of Forvis Mazars LLP as the Company's independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Approve, on an advisory basis, the Company's executive compensation plan.	☐	☐	☐
4. To authorize the Board of Directors to amend the Companys amended and restated certificate of incorporation to effect a reverse stock split of the Companys issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-100 (the Reverse Stock Split), to be effectuated at the discretion of the Board of Directors when and as needed.	☐	☐	☐
5. To approve the first amendment to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.	☐	☐	☐
6. To approve, in compliance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the outstanding common stock of Shuttle Pharmaceuticals Holdings, Inc. upon the conversion of convertible notes issued to investors in the October 2024 private placement of convertible notes and warrants.	☐	☐	☐
7. To approve, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the issued and outstanding common stock (or preferred stock convertible into common stock) of Shuttle Pharmaceuticals Holdings, Inc. at a price lower than the Minimum Price as defined in Nasdaq Listing Rule 5635(d).	☐	☐	☐
8. To approve, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the issued and outstanding common stock of Shuttle Pharmaceuticals Holdings, Inc. pursuant to a planned equity line of credit agreement a price lower than the Minimum Price as defined in Nasdaq Listing Rule 5635(d).	☐	☐	☐

NOTE: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000677311_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Proxy Statement are available at www.proxyvote.com

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Annual Meeting of Shareholders
May 9, 2025 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Anatoly Dritschilo and Michael Vander Hoek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SHUTTLE PHARMACEUTICALS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 12:00 PM EDT on May 9, 2025 via internet at www.virtualshareholdermeeting.com/SHPH2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000677311_2 R1.0.0.2